Triton International Announces Executive Transition HAMILTON, Bermuda--(BUSINESS WIRE)--November 18, 2024 – Triton International Limited ("Triton") today announced the following management transition as part of Triton’s long-term succession planning strategy. After more than 30 years of distinguished service, John O’Callaghan, Executive Vice President, Global Head of Field Marketing and Operations, has decided to retire from his current role, effective December 31, 2024. He will remain with Triton in the role of Executive Vice President, Director, through the end of 2026, and will join Triton’s Board of Directors, effective January 1, 2025. Effective January 1, 2025, Filip De Bruin will assume the role of Senior Vice President, Global Marketing and Field Operations, reporting to Triton’s Chief Executive Officer Brian Sondey. Mr. De Bruin has been with Triton for over 30 years and has held various leadership positions, most recently as Senior Vice President, Marketing for Europe, Africa, and Middle East. In that role, he has served as the primary account manager for some of Triton’s largest customers. In his new role, Mr. De Bruin will continue to manage these customer relationships while expanding his responsibilities to include oversight of Triton’s lease marketing and field operations globally. Mr. Sondey commented, “Throughout his career, John has been one of the critical drivers of Triton’s success, and for the last eight years since the Triton/TAL merger, he has been an invaluable partner for me. His leadership helped transform Triton into an undisputed market leader. John helped build many of our strongest customer relationships, steered many of our most important leasing transactions, led our deeply experienced and talented lease marketing and operations teams worldwide, and helped set a vision for how Triton should change to maintain our edge as our business evolved. His willingness to remain with us through this transition and share his insights and experience on our Board will continue to benefit Triton as we move forward.” “We are fortunate to have a deep bench of talented leaders at Triton, and I am highly confident that Filip will seamlessly transition into his expanded role. Filip has a proven track record of commercial success and extensive management experience, and I look forward to working together to continue Triton’s growth and success.” About Triton International Limited Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of approximately 7 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. Exhibit 99.1

Important Cautionary Information Regarding Forward-Looking Statements Certain statements in this release, other than purely historical information, are "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements relating to the management transition described in this release and to Triton’s business and future performance. Statements that include the words "expect," "intend," "plan," "seek," "believe," "project," "predict," "anticipate," "potential," "will," "may," "would," “continue,” and similar statements of a future or forward- looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market, and regulatory conditions, and other risks and uncertainties, including those set forth in the section entitled “Risk Factors” in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and subsequent filings with the SEC. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Jeremy Glick VP, Treasurer Tel: +1 (914) 697-2900 Email: jglick@trtn.com